                                                                   Exhibit 8.1








                                                                (513) 723-4000


                                 March 12, 1998



Board of Directors
United Community Financial Corp.
275 Federal Plaza West
Youngstown, Ohio 44503-1203

         and

Board of Directors
The Home Savings and Loan Company of Youngstown, Ohio
275 Federal Plaza West
Youngstown, Ohio 44503-1203

         Re:  Conversion from a Mutual Savings and Loan Association to a
              Stock Savings and Loan Association - Federal and State Tax Matters
              ------------------------------------------------------------------
Gentlemen:

         You have requested our opinion regarding certain federal income and state tax consequences resulting from the proposed conversion (the "Conversion") of The Home Savings and Loan Company of Youngstown, Ohio (the "Company") from a mutual savings and loan association to a stock savings and loan association (the "Stock Company") incorporated under the laws of the State of Ohio and the simultaneous acquisition by United Community Financial Corp., an Ohio corporation (the "Holding Company"), of all the capital stock to be issued by the Stock Company upon the Conversion.

         We have reviewed the Plan of Conversion adopted by the Company's Board of Directors on December 9, 1997 (the "Plan"), the Application for Conversion on Form AC (the "Application") filed with the Office of Thrift Supervision (the "OTS") and the Ohio Department of Commerce, Division of Financial Institutions (the "Division"), the Application H-(e)1 filed with the OTS and the Summary Proxy Statement, the Prospectus and other solicitation materials included in the Application, and we have examined such other legal and factual matters as we

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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 2


considered appropriate. Unless otherwise indicated, defined terms in this letter have the same meaning as in the Plan and the Prospectus.

         We have not requested on your behalf nor have we received any rulings from the Internal Revenue Service ("IRS") in connection with the Conversion or the attendant federal income tax consequences.


FACTS
-----
         A.       The Company
                  -----------

         The Company is a mutual savings and loan association which was organized under Ohio law in 1889. As a savings and loan association, the Company is subject to supervision and regulation by the OTS, the Division and the Federal Deposit Insurance Corporation ("FDIC"). The Company is a member of the Federal Home Loan Bank of Cincinnati. The deposits of the Company are insured up to applicable limits by the FDIC in the Savings Bank Insurance Fund ("SAIF").

         The principal business of the Company is the origination of permanent mortgage loans secured by first mortgages on one- to four-family residential real estate located in the Company's primary market area. The Company also originates loans secured by multifamily real estate (over four units) and nonresidential real estate and loans for the construction of one- to four-family residences and permanent mortgage loans secured by multi-family and non-residential real estate in its primary market area. In addition to real estate lending, the Company originates secured and unsecured consumer loans. The Company invests in interest-bearing deposits in other financial institutions, U.S. Treasury securities, and other investments permitted by applicable law. Funds for lending and other investment activities are obtained primarily from savings deposits, which are insured up to applicable limits by the FDIC, and principal repayments on loans and maturities of investment securities.

         The Company conducts business from its main office located at 275 Federal Plaza West, Youngstown, Ohio 44503-1203, and 13 full-service branch offices located in Northeastern Ohio.

         B.       United Community Financial Corp.
                  --------------------------------

         The Holding Company was incorporated under Ohio law in February 1998 for the purpose of purchasing all of the capital stock of the Company to be issued in connection with the Conversion. The Holding Company has not conducted and will not conduct any business other than business related to the Conversion prior to the completion of the Conversion. Upon the consummation of the Conversion, the Holding Company will be a unitary savings and loan

United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 3



holding company, and its principal asset initially will be the capital stock of the Stock Company and the investments made with the net proceeds retained from the sale of common shares of the Holding Company (the "Common Shares") in connection with the Conversion.

         The office of the Holding Company is located at 275 Federal Plaza West, Youngstown, Ohio 44503-1203.

         C.       The Plan of Conversion
                  ----------------------

         On December 9, 1997, the Board of Directors of the Company adopted the Plan and recommended that the Voting Members of the Company approve the Plan at the Special Meeting. Under the Plan, (i) the Company will be converted under Ohio law from a mutual savings and loan association to a stock savings and loan association, and (ii) the Common Shares will be offered for sale and issued to eligible persons in the Subscription Offering and to the general public in the Community Offering, with preference being given to residents of Columbiana, Mahoning and Trumbull Counties, Ohio. If Common Shares remain unsold after the Community Offering, the Common Shares will be offered to members of the general public in the Public Offering through a syndicate of registered broker-dealers.

         The aggregate purchase price at which the Common Shares will be offered and sold pursuant to the Plan will be based upon the estimated pro forma market value of the Stock Company, as determined by an independent appraisal of the Stock Company and the Holding Company. Keller & Co., Inc. ("Keller"), a firm experienced in valuing thrift institutions, has prepared an independent appraisal of the pro forma market value of the Stock Company. Keller's valuation of the estimated pro forma market value of the Stock Company, as converted, and the Holding Company, and giving effect to the contribution of up to 1,250,000 common shares of the Holding Company to the Home Savings Charitable Foundation (the "Foundation"), is $262,500,000 as of February 24, 1998. The Adjusted Valuation Range established in accordance with the Plan is $212,500,000 to $289,375,000, which, based upon a per share offering price of $10.00, will result in the sale of between 21,250,000 and 28,937,500 Common Shares. The total number of Common Shares sold in the Conversion will be determined based on the Adjusted Valuation Range. Applicable regulations permit the Holding Company to issue up to a total of 33,465,625 Common Shares with an aggregate purchase price of $334,656,250.

         The Holding Company intends to contribute to the Foundation immediately following the Conversion, out of authorized but unissued common shares, a number of common shares equal to 5% of the Common Shares issued in the Conversion, subject to the overall limitation of 1,250,000 common shares. The Foundation is a charitable trust which is an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). The Foundation was established in 1991 exclusively for charitable purposes including community development and the Foundation's trust agreement provides that no part of the net earnings of the
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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 4



Foundation will inure to the benefit of any private shareholder or individual. Following the Conversion, the Foundation will continue to be dedicated to the promotion of charitable purposes in the communities served by the Company. The Foundation will annually distribute total grants or donations of not less than 5% of the average fair market value of the Foundation's net investment assets. In order to maintain its Section 501(c)(3) qualification the Foundation may sell, on an annual basis, a limited number of the common shares contributed to it by the Holding Company.

         In the event the contribution of common shares to the Foundation is not approved by the members of the Company at the Special Meeting, the Company may determine to complete the Conversion without the Foundation

         D.       Liquidation Account
                  -------------------

         In the event of a complete liquidation of the Company in its present mutual form, each depositor in the Company would receive a pro rata share of any assets of the Company remaining after payment of the claims of all creditors, including the claims of all depositors to the withdrawable value of their savings accounts. A depositor's pro rata share of such remaining assets would be the same proportion of such assets as the value of such depositor's savings deposits bears to the total aggregate value of all savings deposits in the Company at the time of liquidation.

         In the event of a complete liquidation of the Stock Company after the Conversion, each savings depositor would have a claim of the same general priority as the claims of all other general creditors of the Stock Company. Except as described below, each depositor's claim would be solely in the amount of the balance in such depositor's savings account plus accrued interest. The depositor would have no interest in the assets of the Stock Company above that amount. Such assets would be distributed to the Holding Company as the sole shareholder of the Stock Company.

         For the purpose of granting a limited priority claim to the assets of the Stock Company in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their savings accounts at the Stock Company following the Conversion, the Company will, at the time of Conversion, establish the Liquidation Account in an amount equal to the regulatory capital of the Company as of December 31, 1997. The Liquidation Account will not operate to restrict the use or application of any of the regulatory capital of the Stock Company.

         Each Eligible Account Holder and Supplemental Eligible Account Holder will have a Subaccount. The balance of each initial Subaccount shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the

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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 5



closing balance in the account holder's account as of the close of business on the applicable record date and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on the applicable record date. The balance of each Subaccount may be decreased but will never be increased. If, at the close of business on any annual closing date of the Stock Company subsequent to the respective record dates, the balance in the savings account to which a Subaccount relates is less than the lesser of (i) the deposit balance in such savings account at the close of business on any other annual closing date subsequent to the applicable record date or (ii) the amount of the Qualifying Deposit as of the applicable record date, the balance of the Subaccount for such savings account shall be adjusted proportionately to the reduction in such savings account balance. In the event of any such downward adjustment, such Subaccount balance shall not be subsequently increased notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, its related Subaccount shall be reduced to zero upon such closing.

         In the event of a complete liquidation of the Stock Company (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall receive from the Liquidation Account a distribution equal to the current balance in each of such account holder's Subaccounts before any liquidation distribution may be made to the shareholders of the Stock Company. Any assets remaining after satisfaction of such liquidation rights and the claims of the Stock Company's creditors would be distributed to the Holding Company as the sole shareholder of the Stock Company. No merger, consolidation, purchase of bulk assets or similar combination or transaction with another financial institution, the deposits of which are insured by the FDIC, will be deemed to be a complete liquidation for this purpose and, in any such transaction, the Liquidation Account shall be assumed by the surviving financial institution.

         E.       Issuance of Shares
                  ------------------
                  1.       Subscription Offering
                           ---------------------

                  Nontransferable subscription rights to purchase Common Shares will be granted at no cost to all eligible persons and entities in accordance with the preference categories established by the Plan, as described below. Each subscription right may be exercised only by the person to whom it is issued and only for his or her own account. Each person subscribing for shares must represent to the Stock Company that he or she is purchasing such shares for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares.

                  The number of Common Shares which a person who has subscription rights may purchase will be determined, in part, by the total number of Common Shares to be issued and the availability of Common Shares for purchase under the preference categories set forth in the Plan and certain other limitations. The sale of any Common Shares pursuant to subscriptions received



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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 6

is contingent upon approval of the Plan by the Voting Members of the Company at the Special Meeting.

                  The preference categories which have been established by the Plan, in accordance with applicable regulations, for the allocation of Common Shares are as follows:

                           (a)      Each  Eligible  Account  Holder shall
receive, without payment therefor, a nontransferable right to purchase in the Subscription Offering up to the greater of (i) 30,000 Common Shares, (ii) .10% of the total number of Common Shares sold in connection with the Conversion, and
(iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitations set forth in Section 11 of the Plan and subject to adjustment by the Board of Directors of the Holding Company and the Company as set forth in Section 11 of the Plan. If the exercise of subscription rights by Eligible Account Holders results in an over-subscription, Common Shares will be allocated among subscribing Eligible Account Holders in a manner which will, to the extent possible, make the total allocation of each subscriber equal 100 shares or the amount subscribed for, whichever is less. Any Common Shares remaining after such allocation has been made will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion which the amount of their respective Qualifying Deposits on the Eligibility Record Date bears to the total Qualifying Deposits of all Eligible Account Holders on such date. Notwithstanding the foregoing, Common Shares in excess of 28,937,500, the maximum of the Adjusted Valuation Range, may be sold to the ESOP before fully satisfying the subscriptions of Eligible Account Holders. No fractional shares will be issued. For purposes of this paragraph (a), increases in the Qualifying Deposits of directors and executive officers of the Company during the twelve months preceding the Eligibility Record Date shall not be considered.

                           (b) The ESOP shall receive, without payment therefor,
a nontransferable right to purchase in the Subscription Offering an aggregate amount of up to 10% of the Common Shares sold in the Conversion, provided that shares remain available after satisfying the subscription rights of Eligible Account Holders up to the maximum of the Valuation Range pursuant to paragraph
(a) above. Although the Plan and OTS regulations permit the ESOP to purchase up to 10% of the Common Shares, the Holding Company anticipates that the ESOP will purchase 8% of the Common Shares. If the ESOP is unable to purchase all or part of the Common Shares for which it subscribes, the ESOP may purchase Common Shares on the open market or may purchase authorized but unissued Common Shares. If the ESOP purchases authorized but unissued Common Shares, such purchases could have a dilutive effect on the interests of the Holding Company's shareholders.

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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 7


                           (c) Provided that shares remain available after
satisfying the subscription rights of Eligible Account Holders and the ESOP pursuant to paragraphs (a) and (b) above each Supplemental Eligible Account Holder will receive, without payment therefor, a nontransferable right to purchase up to the greater of (i) 30,000 Common Shares, (ii) .10% of the total number of Common Shares sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitations set forth in Section 11 of the Plan and subject to adjustment by the Board of Directors of the Holding Company and the Company as set forth in Section 11 of the Plan. If the exercise of subscription rights by Supplemental Eligible Account Holders results in an oversubscription, Common Shares will be allocated among subscribing Supplemental Eligible Account Holders in a manner which will, to the extent possible, make the total allocation of each subscriber equal 100 shares or the amount subscribed for, whichever is less. Any Common Shares remaining after such allocation has been made will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion which the amount of their respective Qualifying Deposits on the Supplemental Eligibility Record Date bears to the total Qualifying Deposits of all Supplemental Eligible Account Holders on such date. No fractional shares will be issued.

                           (d) Provided that shares remain available after
satisfying the subscription rights of Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders pursuant to paragraphs (a), (b) and (c) above, each Other Eligible Member, other than an Eligible Account Holder or Supplemental Eligible Account Holder, shall receive, without payment therefor, a nontransferable right to purchase up to the greater of (i) 30,000 Common Shares, and (ii) .10% of the total number of Common Shares sold in connection with the Conversion, subject to adjustment by the Boards of Directors of the Company and the Holding Company. In the event of an oversubscription by Other Eligible Members, the available Common Shares will be allocated among subscribing Other Eligible Members in the same proportion that their subscriptions bear to the total amount of subscriptions by all Other Eligible Members; provided, however, that, to the extent sufficient Common Shares are available, each subscribing Other Eligible Member shall receive 25 Common Shares before the remaining available Common Shares are allocated.

                           (e) Provided that shares remain available after
satisfying the subscription rights of Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Eligible Members pursuant to paragraphs (a), (b), (c) and (d), above, the directors, officers and employees of the Company shall receive, without payment therefor,
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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 8



nontransferable rights to purchase an aggregate of up to 15% of the Common Shares sold in connection with the Conversion subject to the overall purchase limitations set forth in Section 11 of the Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in
Section 11 of the Plan. The ability of directors, officers and employees to purchase Common Shares under this paragraph is in addition to rights which are otherwise available to them under the Plan.

                  2.       Community Offering
                           ------------------

                  To the extent Common Shares remaining available after the satisfaction of all subscriptions received in the Subscription Offering, the Company is hereby offering Common Shares in the Community Offering subject to the limitations set forth below. If subscriptions are received in the Subscription Offering for up to 33,465,625 Common Shares, Common Shares may not be available in the Community Offering. All sales of the Common Shares in the Community Offering will be at the same price per share as in the Subscription Offering.

                  In the event shares are available for the Community Offering, each person, together with any Associate or groups Acting in Concert, may purchase in the Community Offering up to 30,000 Common Shares. If an insufficient number of Common Shares is available to fill all of the orders received in the Community Offering, the available Common Shares will be allocated in a manner to be determined by the Boards of Directors of the Holding Company and the Company, subject to the following:

                                    (i) Preference will be given to natural
                  persons who are residents of Columbiana, Mahoning and Trumbull Counties, Ohio, the counties in which the offices of the Company are located;

                                    (ii) Orders received in the Community
                  Offering will first be filled up to 2% of the total number of Common Shares offered, with any remaining shares allocated on an equal number of shares per order basis until all orders have been filled; and

                                    (iii) the right of any person to purchase
                  Common Shares in the Community Offering is subject to the right of the Holding Company and the Company to accept or reject such purchases in whole or in part.

                  3.       Public Offering
                           ---------------

         As a final step in the Conversion, the Plan provides that all Common Shares not purchased in the Subscription Offering and the Community Offering may be offered for sale to the general public in the Public Offering through a syndicate of registered broker-dealers to be




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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 9


formed. The Company and the Holding Company expect to market any Common Shares which remain unsubscribed after the Subscription Offering and the Community Offering through the Public Offering. The Company and the Holding Company have the right to reject orders in whole or part in their sole discretion in the Public Offering.

         The price at which Common Shares are sold in the Public Offering will be the same price at which Common Shares are offered and sold in the Subscription Offering and the Community Offering. In the event shares are available for the Public Offering, each person, together with any Associate or groups Acting in Concert, may purchase in the Public Offering up to 30,000 Common Shares.

         F.       Results of Conversion
                  ---------------------

         Savings account holders and borrowers who are members of the Company will have no voting rights in the Stock Company and will not participate, therefore, in the election of directors or otherwise control the Stock Company's affairs. After the Conversion, voting rights in the Stock Company will be vested exclusively in the Holding Company as the sole shareholder of the Stock Company. Each holder of Common Shares will be entitled to one vote for each share owned on any matter to be considered by the shareholders of the Stock Company.

         The Conversion will not interrupt the business of the Company. During and upon completion of the Conversion, the Company will continue to provide the services presently offered to depositors and borrowers, will maintain its existing offices and will retain its existing management and employees. All savings accounts in the Stock Company will be equivalent in amount, interest rate and other terms to the present savings accounts in the Company, and the existing FDIC insurance of such deposits will not be affected by the Conversion. The Conversion will not affect the terms of loan accounts or the rights and obligations of borrowers under their individual contractual arrangements with the Company.


ADDITIONAL REPRESENTATIONS
--------------------------

         You have made the following additional representations upon which we have relied:

                  (1) Neither the Holding Company nor the Stock Company has any plan or intention to redeem or otherwise acquire any of the Common Shares to be issued in connection with the Conversion.

                  (2) Immediately following the consummation of the Conversion, the Stock Company will possess the same assets and liabilities as the Company held immediately prior to the Conversion, plus proceeds from the sale of the Common Shares to the Holding Company in

United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 10


exchange for 50% of the net proceeds of the Conversion. Assets used to pay expenses of the Conversion and all distributions (except for regular, normal interest payments made by the Company immediately preceding the Conversion) will in the aggregate constitute less than one percent of the net assets of the Company and any such expenses and distributions will be paid by the Company and the Holding Company from the proceeds of the Offering.

                  (3) Following the Conversion, the Stock Company will continue to engage in its business in substantially the same manner as engaged in by the Company prior to the Conversion and it has no plan or intention to sell or otherwise dispose of any of its assets except in the ordinary course of business.

                  (4) The Company is not under the jurisdiction of a court in any Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (5) The aggregate fair market value of the Qualifying Deposits held by Eligible Account Holders and Supplemental Eligible Account Holders as of the close of business on the Eligibility Record Date and the Supplemental Eligibility Record Date, respectively, will equal or exceed ninety-nine percent (99%) of the aggregate fair market value of all savings accounts (including those accounts with less than $50) in the Company as of the close of business on such dates. No Common Shares will be issued to or purchased by depositor-employees at a discount or as compensation in the Conversion.

                  (6) No cash or property will be given to Eligible Account Holders, Supplemental Eligible Account Holders or Other Eligible Members in lieu of (a) nontransferable subscription rights or (b) an interest in the Liquidation Account of the Stock Company.

                  (7) The Company utilizes a reserve for bad debts in accordance with Section 593 of the Code and, following the Conversion, the Stock Company shall likewise utilize a reserve for bad debts in accordance with Section 593 of the Code.

                  (8) The Holding Company has no plan or intention to sell or otherwise dispose of the shares of the Stock Company purchased by it in the Conversion.

                  (9) The Company's savings depositors will pay the expenses of the Conversion solely attributable to them, if any. The Holding Company will pay the expenses of the transaction and will not pay any expenses solely attributable to the savings depositors or to the Holding Company's shareholders.

                  (10) No amount of savings accounts or deposits as of the Eligibility Record Date or the Supplemental Eligibility Record will be excluded from participation in the Liquidation Account.


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United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 11


                  (11) The fair market value of the withdrawable savings accounts plus interests in the Liquidation Account of the Stock Company to be constructively received under the Plan will in each instance be equal to the fair market value of the withdrawable savings accounts of the Company surrendered in exchange therefor. All proprietary rights in the Company form an integral part of the withdrawable savings accounts being surrendered in the exchange.

                  (12) The Board, as defined in Section 368(a)(3)(D)(iii) of the Code, has not made the certification described in Section 368(a)(3)(D)(ii), nor will such certification be made prior to or otherwise in connection with the Conversion.


STATEMENT OF LAW
----------------

         In Revenue Ruling 80-105, 1980-1 C.B. 78, the IRS ruled that a conversion of a federal mutual savings and loan association into a state stock savings and loan association constituted a tax-free reorganization under Section 368(a)(1)(F) of the Code. Subsequently, the IRS consistently issued letter rulings that conversions of savings and loans qualify as tax-free reorganizations under the Code, with the attendant tax consequences to the depositors and shareholders that follow from such transactions. Although private rulings may not be relied upon by taxpayers other than those to whom the ruling is directed, such rulings do indicate the administrative position of the IRS.

OPINION OF COUNSEL
------------------

         Based upon both our understanding of the facts and your representations set forth above, and in reliance thereon, we are of the opinion that for federal income tax purposes:

                  (1) The Conversion of the Company from a mutual savings and loan association incorporated under the laws of the State of Ohio to a stock savings and loan association incorporated under the laws of the State of Ohio will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized to the Company or to the Stock Company as a result of the Conversion. The Company and the Stock Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

                  (2) No gain or loss will be recognized to the Stock Company upon the receipt of money from the Holding Company in exchange for shares of the Stock Company.

                  (3) The assets of the Stock Company will have the same basis in its hands immediately after the Conversion as they had in the hands of the Company immediately prior to

United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 12


the Conversion, and the holding period of the assets of the Stock Company after the Conversion will include the period during which the assets were held by the Company before the Conversion.

                  (4) No gain or loss will be recognized to the deposit account holders of the Company upon the issuance to them, in exchange for their respective withdrawable deposit accounts in the Company immediately prior to the Conversion, of withdrawable deposit accounts in the Stock Company immediately after the Conversion, in the same dollar amount as their withdrawable deposit accounts in the Company immediately prior to the Conversion, plus, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, the interests in the Liquidation Account of the Stock Company, as described above.

                  (5) The basis of the withdrawable deposit accounts in the Stock Company held by the deposit account holders of the Stock Company immediately after the Conversion will be the same as the basis of their deposit accounts in the association immediately prior to the Conversion. The basis of the interests in the Liquidation Account received by the Eligible Account Holders and Supplemental Eligible Account Holders will be zero. The basis of the nontransferable subscription rights received by members will be zero (assuming that at distribution such rights have no ascertainable fair market value).

                  (6) No gain or loss will be recognized to Eligible Account Holders, Supplemental Eligible Account Holders, Other Eligible Members, or directors, officers and employees of the Company upon the distribution to them of nontransferable subscription rights to purchase Common Shares (assuming that such rights have no readily ascertainable fair market value), and no taxable income will be realized by such Eligible Account Holders, Supplemental Eligible Account Holders, Other Eligible Members and officers, directors and employees of the Company as a result of their exercise of such nontransferable subscription rights.

                  (7) The basis of the Common Shares purchased by Eligible Account Holders, Supplemental Eligible Account Holders, Other Eligible Members and officers, directors and employees of the Company pursuant to the exercise of subscription rights will be the purchase price thereof (assuming the subscription rights have no ascertainable fair market value and that the purchase price is no less than the fair market value of the shares on the date of such exercise), and the holding period of such Common Shares will commence on the date of such exercise. The basis of the Common Shares purchased in the Community Offering will be the purchase price thereof and the holding period of such Common Shares will commence on the day after the date of the purchase. The basis of the Common Shares purchased in the Public Offering will be the purchase price thereof and the holding period of such Common Shares will commence on the day after the date of the purchase.

                  (8) For purposes of Section 381 of the Code, the Company will be treated as if there had been no reorganization. The taxable year of the Company will not end on the effective

United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 13


date of the Conversion, and immediately after the Conversion, the Stock Company will succeed to and take into account the tax attributes of the association immediately prior to the Conversion, including the Company's earnings and profits or deficit in earnings and profits.

                  (9) The bad debt reserves of the Company immediately prior to the Conversion will not be required to be restored to the gross income of the Company or the Stock Company as a result of the Conversion, and immediately after the Conversion, such bad debt reserves will have the same character in the hands of the Stock Company that they would have if there had been no Conversion. The Stock Company will succeed to and take into account the dollar amounts of those accounts of the Company which represent bad debt reserves in respect of which the Company has taken a bad debt deduction for taxable years ending on or before the Conversion.

                  (10) Regardless of book entries made for the creation of the Liquidation Account, the Conversion will not diminish the accumulated earnings and profits of the Company available for the subsequent distribution of dividends within the meaning of Section 316 of the Code. The creation of the Liquidation Account on the records of the Stock Company will have no effect on its taxable income, deductions for additions to reserves for bad debts under
Section 593 of the Code or distributions to shareholders under Section 593(e).

         For Ohio tax purposes, we are of the opinion that:

                  (1) The Company is a "financial institution" for State of Ohio tax purposes, and the Conversion will not change such status.

                  (2) The Company is subject to the Ohio corporate franchise tax on "financial institutions," which is currently imposed annually at a rate of 1.5% of the Company's apportioned book net worth, determined in accordance with GAAP, less any statutory deductions, and the Conversion will not change such status. This rate of tax is scheduled to decrease in each of tax years 1999 and 2000.

                  (3) As a "financial institution," the Company is not subject to any tax based upon net income or net profit imposed by the State of Ohio, and the Conversion will not change such status.

                  (4) The Conversion will not be a taxable transaction to the Company or the Stock Company for purposes of the Ohio corporate franchise tax; however, as a consequences of the Conversion, the annual Ohio corporate franchise tax liability of the Stock Company could be affected if the taxable net worth of the Stock Company (i.e., apportioned book net worth computed in accordance with GAAP at the close of the Stock Company's taxable year for federal income tax purposes) increases or decreases thereby.

United Community Financial Corp.
The Home Savings and Loan Company of Youngstown, Ohio
March 12, 1998
Page 14


                  (5) The Conversion will not be a taxable transaction to any deposit account holder of the Company or the Stock Company for purposes of the Ohio corporate franchise tax and the Ohio personal income tax.

         Unlike private rulings, an opinion of counsel is not binding on the IRS or the Ohio Department of Taxation, and the IRS or the Department could disagree with the conclusions reached in the opinion. In the event of such disagreement, there can be no assurance that the Service or the Department would not prevail in a judicial proceeding, although counsel believes that the positions expressed in its opinion should prevail if the matters are litigated.

                                           Very truly yours,



                                           Vorys, Sater, Seymour and Pease LLP